Exhibit 1.1

Execution Version

2,000,000 Shares

RITHM PROPERTY TRUST INC.

(a Maryland corporation)

9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

$0.01 par value

UNDERWRITING AGREEMENT

February 26, 2025

Janney Montgomery Scott LLC

BTIG, LLC

Piper Sandler & Co.

as Representatives of the several Underwriters

c/o Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, PA 19103

c/o BTIG, LLC

65 East 55th Street

New York, New York 10022

c/o Piper Sandler & Co.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

Each of Rithm Property Trust Inc., a Maryland corporation (the “Company”), Great Ajax Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”) and RCM GA Manager LLC, a Delaware limited liability company (the “Manager”), confirms its agreement with Janney Montgomery Scott LLC, BTIG, LLC, and Piper Sandler & Co. and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Janney Montgomery Scott LLC, BTIG, LLC, and Piper Sandler & Co. are acting as representatives (in such capacity, the “Representatives”), with respect to (A) the issue and sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, from the Company of an aggregate of 2,000,000 shares (the “Initial Shares”) of 9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, of the Company (the “Preferred Stock”), at a purchase price to the Underwriters of $24.21875 per Initial Share, provided however, that any Affiliate Shares (as hereinafter defined) confirmed for purchase by the Affiliated Investors (as hereinafter defined) shall be purchased by the Underwriters at a purchase price to the Underwriters of $25.00 per Affiliate Share (the “Affiliate Share Purchase Price”) and (B) the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of an additional 300,000 shares of Preferred Stock (the “Option Shares”), at a purchase price to the Underwriters of $24.21875 per Option Share. The terms of the Preferred Stock will be set forth in articles supplementary (the “Articles Supplementary”) to be filed by the Company with the State Department of Assessment and Taxation of the State of Maryland (the “SDAT”). The Initial Shares, together with all or any part of the Option Shares, are collectively hereinafter called the “Shares.”

The Company and the Underwriters agree that 400,000 of the Initial Shares to be purchased by the Underwriters (the “Affiliate Shares”) shall be reserved for sale by the Underwriters at the Affiliate Share Purchase Price per Share to certain affiliates of the Manager (the “Affiliated Investors”).

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-281986), including the related prospectus, covering the registration of the offer and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”), which became effective on November 13, 2024. Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement relating to the Shares in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations (without reliance on Rule 424(b)(8)). Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” The base prospectus and each prospectus supplement used in connection with the offering of the Shares that omitted Rule 430B Information, including the documents incorporated by reference therein, is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included or incorporated therein by the 1933 Act Regulations, is herein called the “Registration Statement;” provided, however, that the term “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Shares (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations). The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus as supplemented by the final prospectus supplement relating to the Shares, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein called the “Prospectus.”

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, after the most recent effective date prior to the execution of this Agreement, in the case of the Registration Statement, or the respective issue dates in the case of the Prospectus and any preliminary prospectus. All references in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

Section 1.      Representations and Warranties.

(a)            Representations and Warranties by the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to each of the Underwriters, as of the date hereof, the Applicable Time (as hereinafter defined), the Closing Time (as hereinafter defined) and each Date of Delivery, if any (as hereinafter defined) (in each case, a “Representation Date”), as follows:

(i)           The Company meets the requirements for use of for use of Form S-3 under the 1933 Act. The Registration Statement and any registration statement filed pursuant to Rule 462(b) of the Securities Act (a “Rule 462(b) Registration Statement”) has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or any part thereof has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission or by the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Original Registration Statement and any post-effective amendments thereto became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, the Registration Statement and any amendments and supplements thereto complied, comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was first used, at the Closing Time and at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any preliminary prospectus (including the base prospectus filed as part of the Original Registration Statement or any amendment thereto) complied when filed with the Commission in all material respects with the 1933 Act and the 1933 Act Regulations and any such preliminary prospectus was, and the Prospectus delivered or made available to the Underwriters for use in connection with this offering will be at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)          As of the Applicable Time, neither (x) any Issuer Free Writing Prospectus (as defined below) identified on Schedule B hereto issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any Issuer Free Writing Prospectus not identified on Schedule B hereto, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, any preliminary prospectus, the Prospectus, or any amendments or supplements thereto, any Issuer Free Writing Prospectus or the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (including the prospectus filed with the Original Registration Statement) or any post-effective amendment thereto, any preliminary prospectus, the Prospectus, or any amendments or supplements thereto, any Issuer Free Writing Prospectus or the General Disclosure Package.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 11:30 p.m. (New York City time) on February 26, 2025, or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares (including any Issuer Free Writing Prospectus identified on Schedule B hereto) that (A) is required to be filed with the Commission by the Company, (B) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (C) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms of the offering, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the base prospectus that is included in the Registration Statement immediately prior to that time and the preliminary prospectus supplement relating to the Shares, including the documents incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

(iii)         At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(iv)         The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as applicable, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering and (c) as of the applicable Representation Date or during the period specified in Section 3(a)(ix) did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

(v)         Each Issuer Free Writing Prospectus, if any, as of its date of first use and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriters as described in Section 3(a)(vi), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein.

(vi)        The accounting firm that certified the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States).

(vii)       Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business and since the date of the latest balance sheet presented or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(viii)       The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Articles Supplementary. Each of this Agreement and the Articles Supplementary has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, as applicable.

(ix)         The Shares have, as of each Representation Date, been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights; and the Shares conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus.

(x)          The shares of the Company’s common stock, $0.01 par value, issuable upon conversion of the Shares (the “Conversion Shares”), have been duly authorized by the Company and, when issued upon conversion of the Shares in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights; and the Conversion Shares conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus.

(xi)         The Shares will have the rights, preferences and priorities as set forth in the Articles Supplementary upon filing with the SDAT. The Articles Supplementary will be in full force and effect on or prior to the Closing Time and any Date of Delivery and will comply with all applicable requirements under the Maryland General Corporation Law. The Shares will conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus.

(xii)        [Reserved].

(xiii)       The execution, delivery, and performance of this Agreement, the Articles Supplementary and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Shares and the Conversion Shares, if any, pursuant to this Agreement and the Articles Supplementary, as applicable, do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets may be bound and which is material to the business of the Company and its subsidiaries taken as a whole, (B) violate or conflict with any provision of the charter, by-laws, limited liability company agreement or partnership agreement, as the case may be, of the Company or any of the subsidiaries listed on Schedule D hereto (the “Subsidiaries”) or (C) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets, except, with respect to clauses (A) and (C), conflicts or violations that could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole (collectively, a “Material Adverse Effect”).

(xiv)       The Company has no other significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X), as of December 31, 2024, that are not set forth on Schedule D hereto.

(xv)        No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated by this Agreement and the Articles Supplementary, the Registration Statement, the General Disclosure Package and the Prospectus, including the issuance, sale and delivery of the Shares, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (the “NYSE”), state securities or Blue Sky laws or the rules of FINRA, (B) the filing of the Articles Supplementary with the SDAT and (C) such consents, approvals, authorizations or orders that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvi)       Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the authorized, issued and outstanding stock of the Company is as set forth in the latest balance sheet incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or the exercise of convertible securities referred to therein), and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance thereof by the Company, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement; except as would not reasonably be expected to have a Material Adverse Effect, all of the outstanding shares of capital stock, partnership interests and membership interests, as the case may be, of the Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable securities thereof and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the outstanding shares of capital stock, partnership interest or membership interests, as the case may be, of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all issued and outstanding units of partnership interest in the Operating Partnership (“Units”) owned by the Company are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(xvii)      The Company and each of the Subsidiaries has been duly organized and is validly existing as a corporation, partnership, limited liability company or real estate investment trust, as the case may be, in good standing under the laws of its respective jurisdiction of organization. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership, limited liability company or real estate investment trust, as the case may be, in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies (collectively, “Governmental Licenses”), to own, lease and operate their respective properties and conduct their respective businesses as are now being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess any such Governmental Licenses would not in the aggregate have a Material Adverse Effect, and, in the case of the Company and the Operating Partnership, to perform its obligations under the Management Agreement, dated June 11, 2024, by and among the Company, the Operating Partnership and the Manager, as amended from time to time, including by the First Amendment to the Management Agreement, dated as of October 18, 2024 (as so amended, the “Management Agreement”); and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii)     Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party, or any property of the Company or any of its subsidiaries is the subject that, singly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, is reasonably likely to have a Material Adverse Effect, and to the best of the Company’s and the Operating Partnership’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

(xix)       Neither the Company nor any of its affiliates have taken nor will take, directly or indirectly, any action designed to cause or result in, or which constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Preferred Stock to facilitate the sale or resale of the Shares (it being understood that the purchase of any Shares in this offering as described in the Prospectus shall not be deemed to constitute stabilization or manipulation of the price of the shares of Preferred Stock).

(xx)        The financial statements, including the notes thereto, and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and cash flows and results of operations for the periods specified; except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; and the financial statements, including the notes thereto, and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information required to be stated therein.

(xxi)       The pro forma financial statements, if any, including the notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the 1933 Act and the 1933 Act Regulations with respect to pro forma financial statements and include all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. All historical financial statements and information and all pro forma financial statements and information required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, if any, are included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(xxii)      No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxiii)     The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiv)     No holder of securities of the Company or the Operating Partnership has any rights to the registration of the offer and sale of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated in this Agreement, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and properly waived.

(xxv)      Neither the Company nor any of its subsidiaries is, and upon consummation of the transactions contemplated in this Agreement and in the Registration Statement, General Disclosure Package and the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxvi)     Each of the Company and its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Registration Statement, the General Disclosure Package and the Prospectus or which would not reasonably be expected to have a Material Adverse Effect. All assets held under lease by the Company or its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not interfere with the use made and proposed to be made of such assets by the Company or its subsidiaries, except where the invalidity or unenforceability of any such lease could not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xxvii)    Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no proceedings that are pending, or to the knowledge of the Company, threatened, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, (B) the Company and its subsidiaries are not aware of any material issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, and (C) neither the Company nor its subsidiaries anticipate capital expenditures relating to Environmental Laws, except to the extent any such proceedings, compliance issues or capital expenditures could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxviii)    The Company and each of its subsidiaries have accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by it and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including, without limitation, all sales and use taxes and all taxes which such entity is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such amounts that the Company is contesting in good faith and except in any case in which the failure to so file or pay would not in the aggregate have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ federal, state, or other taxes is pending or, to the best of the Company’s knowledge, threatened which could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, other than tax liens for taxes not yet due.

(xxix)      There are no contracts or other documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xxx)       Neither the Company nor any of its subsidiaries (A) is in violation of its charter, by-laws, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be, (B) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their properties or assets is subject or (C) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of (B) or (C) above any violation or default that would not have a Material Adverse Effect.

(xxxi)     The Company and each of its subsidiaries own or possess adequate right to use all trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to own or possess such right would not in the aggregate have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such right of others which claim, if the subject of an unfavorable decision, ruling or judgment, could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxii)     The Company does not have, and does not anticipate incurring any liabilities under, the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

(xxxiii)    The statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

(xxxiv)    Commencing with its taxable year ended December 31, 2014, the Company has been and, upon the sale of the Shares pursuant to this Agreement, the Company will continue to be organized and operated in conformity with, the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and the Company’s proposed method of operation as described in the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Operating Partnership is treated as a partnership or a disregarded entity and not as an association taxable as a corporation for U.S. federal income tax purposes.

(xxxv)    The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act.

(xxxvi)   The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the 1934 Act Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(xxxvii)   Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 10-K”), the Company’s auditors and the audit committee of the Board of Directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(xxxviii)  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the filing of the 2024 10-K, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxix)    Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xl)          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company and its subsidiaries and, to the knowledge of the Company and the Operating Partnership, their affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(xli)        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable (x) financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, (y) money laundering statutes of all jurisdictions, and rules and regulations thereunder and (z) related or similar rules, regulations or guidelines, issued, administered or enforced by any public, governmental or regulatory agency or body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or public, governmental or regulatory agency or body, or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership after reasonable inquiry, threatened.

(xlii)       The Company and the Operating Partnership acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Operating Partnership or any other person. Additionally, no Underwriter is advising the Company, the Operating Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company or the Operating Partnership with respect thereto. Any review by an Underwriter of the Company or the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company or the Operating Partnership.

(xliii)      (a) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective borrowers, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) except for those that have been remedied without material cost or liability; (b) neither the Company nor its Subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (c) the Company and its Subsidiaries have taken commercially reasonable measures consistent with industry standards and practices to maintain and protect, in all material respects, the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently in compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xliv)      The Company has not offered, or caused the Underwriters to offer, Shares to any person with the intent to influence unlawfully any person to alter such person’s level or type of business with the Company.

(b)            Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Operating Partnership to the Underwriters as to the matters covered thereby.

(c)            Representations and Warranties of the Manager. The Manager represents and warrants to each of the Underwriters, as of each Representation Date, as follows:

(i)           The Manager has been duly organized and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation with full limited liability company power and authority to own its properties and to conduct its businesses as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and to execute, deliver and perform its obligations under this Agreement.

(ii)          The Manager is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Manager (any such effect or change, where the context so requires, is hereinafter called a “Manager Material Adverse Effect” or “Manager Material Adverse Change”).

(iii)         The Manager (A) is not in violation of its limited liability company agreement, (B) is not in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Manager is a party or by which the Manager is bound or to which any of its properties or assets is subject and (C) is not in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Manager or any of its properties or assets, except in the case of (B) or (C) above any violation or default that would not have a Manager Material Adverse Effect.

(iv)         The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby and compliance by the Manager with its obligations hereunder, do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Manager is a party or by which the Manager or its properties or assets may be bound and which is material to the business of the Manager, (B) violate or conflict with any provision of the limited liability company of the Manager or (C) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Manager or its properties or assets, except, with respect to clauses (A) and (C), conflicts or violations that could not reasonably be expected to have a Manager Material Adverse Effect.

(v)         This Agreement has been duly and validly authorized, executed and delivered by the Manager.

(vi)        The Manager does not have any employees (but does have a consultant).

(vii)       The Manager has not taken nor will take, directly or indirectly, any action designed to cause or result in, or which constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Preferred Stock to facilitate the sale or resale of the Shares (it being understood that the purchase of any Shares in this offering by the Manager and/or any of its affiliates as described in the Prospectus and/or as provided herein with respect to the Affiliate Shares shall not be deemed to constitute stabilization or manipulation of the price of the shares of Preferred Stock).

(viii)       Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no legal or governmental proceeding to which the Manager is a party, or any property of the Manager is the subject that, singly or in the aggregate, if determined adversely to the Manager, would reasonably be likely to have a Manager Material Adverse Effect and to the best of the Manager’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

(ix)         The Manager operates under the Company’s system of internal accounting controls sufficient to provide reasonable assurance that (A) the transactions that may be effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(x)          The Manager is registered as an investment adviser with the Commission under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is not prohibited by the Advisers Act, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(d)            Any certificate signed by any officer of the Manager delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Manager as to the matters covered thereby.

Section 2.      Purchase, Sale and Delivery of the Shares.

(a)            Initial Shares. On the basis of the representations, warranties and agreements, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the first paragraph of this Agreement, that number of Initial Shares set forth in the first paragraph of this Agreement, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

(b)            Option to Purchase Additional Shares. In addition, on the basis of the representations and warranties herein included, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 300,000 Option Shares at the purchase price set forth on the first page of this Agreement less the amount of any distribution payable with respect to an Initial Share but not payable with respect to an Option Share (for the avoidance of doubt, this language is meant to address the theoretical situation where the Initial Shares are entitled to a dividend but the Option Shares settle after the related record date, in which event the Underwriters will remit the amount of such dividend to holders of such Option Shares). The option hereby granted will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Underwriters to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters but shall not be later than ten full business days, nor earlier than two full business days, after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Representatives and the Company; provided that the Date of Delivery shall be the Closing Time if the exercise of said option shall occur prior to the Closing Time, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares each such Underwriter has severally agreed to purchase as set forth in Schedule A hereto bears to the total number of Initial Shares, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Shares.

(c)            Payment. Payment of the purchase price for, and delivery of certificates for, or other evidence of, the Initial Shares shall be made at the offices of Clifford Chance US LLP, Two Manhattan West, 375 9th Avenue, New York, NY 10001-1696, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. (New York City time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 9), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that the option to purchase Option Shares is exercised by the Underwriters, payment of the purchase price for, and delivery of certificates for, or other evidence of, the Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts designated by the Company against delivery to the Representatives for the several accounts of the Underwriters of certificates for, or other evidence of, the Shares to be purchased by them.

(d)            Registration. The certificates for, or other evidence of, the Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representatives shall request not later than two business days prior to the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for, or other evidence of, the Initial Shares and the Option Shares, if any, shall be made available for inspection not later than 10:00 a.m. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be, at the office of The Depository Trust Company or its designated custodian.

Section 3.      Covenants.

(a)            Covenants of the Company. The Company and the Operating Partnership, jointly and severally, covenant and agree with each Underwriter as follows:

(i)           The Company will comply with the requirements of Rule 430B. The Company will promptly transmit copies of the Prospectus, properly completed, and any supplement thereto, to the Commission for filing pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. The Company will furnish to the Underwriters as many copies of the Prospectus as the Underwriters shall reasonably request. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(ii)          The Company will notify the Underwriters immediately, and if written notice is requested by the Underwriters, confirm such notice in writing as soon as reasonably practicable, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the 1933 Act; and the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(iii)         The Company has given the Underwriters notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations that were made within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object. At any time when the Prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares, the Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or any revision to either any preliminary prospectus (including any prospectus included in the Registration Statement at the time the Original Registration Statement was filed or any amendment thereto at the time it became effective) or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Underwriters with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company will prepare a final term sheet substantially in the form set forth in Schedule C hereto (the “Final Term Sheet”) reflecting the final terms of the offering, and shall file with the Commission such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business within two business days after the date hereof; provided that the Company shall furnish the Underwriters with copies of such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriters or counsel to the Underwriters shall reasonably object.

(iv)         The Company has furnished or will deliver to each Underwriter as many signed and conformed copies of the Original Registration Statement and of each amendment thereto, if any, filed prior to the termination of the initial offering of the Shares (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests.

(v)         The Company has furnished to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company has furnished to each Underwriter, without charge, as many copies of each Issuer Free Writing Prospectus, if any, as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies of each preliminary prospectus and each Issuer Free Writing Prospectus, if any, by the Underwriters for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi)         If at any time when a prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Company will promptly prepare and, subject to Section 3(a)(iii), file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement. If an event or development occurs as a result of which the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement in a manner reasonably satisfactory to the Underwriters, at its own expense, the General Disclosure Package to eliminate or correct such untrue statement or omission. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 5 hereof.

(vii)       The Company will cooperate with the Underwriters to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent or otherwise subject itself to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(viii)       With respect to each sale of the Shares, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(ix)         The Company, during the period when a prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time period prescribed by the 1934 Act and the 1934 Act Regulations.

(x)          The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, such consent not to be unreasonably withheld, and each Underwriter agrees that, unless it obtains the prior written consent of the Company and the Representatives, such consent not to be unreasonably withheld, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, in each case required to be filed with the Commission; provided, however, that prior to the preparation of the Prospectus or the Final Term Sheet in accordance with Section 3(a)(iii), the Underwriters are authorized to use the information with respect to the final terms of the offering in communications orally conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(xi)         During the period of 30 days from the date of the Prospectus, the Company will not, directly or indirectly, without the prior written consent of the Representatives, (a) issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a “put equivalent position” (within the meaning of Rule 16a-1(h) under the 1934 Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Preferred Stock (whether any such transaction is to be settled by delivery of Preferred Stock, other securities, cash or other consideration) or otherwise dispose of, any Preferred Stock (or any securities convertible into, exercisable for or exchangeable for Preferred Stock) or interest therein of the Company or of any of its subsidiaries, other than the Company’s sale of Shares pursuant to this Agreement, or (b) file a registration statement under the 1933 Act registering shares of Preferred Stock (or any securities convertible into, exercisable for or exchangeable for Preferred Stock) or any interest in shares of Preferred Stock.

(xii)        The Company will use its best efforts to list the Shares on the NYSE within 30 days after the Closing Time and, upon such listing, will use its best efforts to maintain such listing and to satisfy the requirements for such continued listing.

(xiii)       The Company will apply the net proceeds from the sale of the Shares as set forth under “Use of Proceeds” in the Prospectus.

(xiv)      The Company will use its best efforts to meet the requirements to qualify as a REIT under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company’s shareholders to remain so qualified.

(xv)        Prior to the Closing Time, the Company shall have filed the Articles Supplementary with the SDAT and the Articles Supplementary shall be effective.

(xvi)       Prior to the Closing Time, the Company shall have filed the Form 8-A Registration Statement relating to the Shares with the Commission pursuant to Section 12 of the 1934 Act (the “Form 8-A Registration Statement”) and the Form 8-A Registration Statement shall be effective.

(xvii)      The Company shall reserve for future issuance a requisite number of shares of Conversion Shares in respect of the Shares then outstanding.

Section 4.      Payment of Expenses.

(a)            Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Operating Partnership, jointly and severally, agree to pay all expenses incident to the performance of their obligations under this Agreement, including (i) the filing of the Form 8-A Registration Statement, the Original Registration Statement and of each amendment thereto, (ii) the reproduction and filing of this Agreement and the Articles Supplementary, (iii) the preparation, issuance and delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the issuance of the Shares and the qualification of the Shares under securities laws and real estate syndication laws in accordance with the provisions of Section 3(a)(vii), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey (if applicable); provided, however, that all such fees and disbursements shall not exceed $10,000, (vi) the reproduction and delivery to the Underwriters of copies of any Blue Sky Survey (if applicable), (vii) the delivery to the Underwriters of copies of the Original Registration Statement and of each amendment thereto, each preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, (viii) the fees and expenses incurred with respect to the listing of the Shares or the Conversion Shares on the NYSE and for clearance, settlement and book entry transfer through the Depositary Trust Company (“DTC”), (ix) the fees and expenses, if any, incurred with respect to any filing with FINRA (if applicable), and (x) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters). The Company also will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4. It is understood, however, that except as provided in this Section 4 and Section 6 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers it may make.

(b)            Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 8(a)(i) or the first clause of Section 8(a)(iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection herewith.

Section 5.      Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Shares pursuant to the terms hereof are subject to the accuracy of the representations and warranties of the Company, the Operating Partnership and the Manager herein contained as of the date hereof, the Applicable Time and the Closing Time, to the absence from any certificates, opinions, written statements or letters furnished to the Underwriters or to Clifford Chance US LLP (“Underwriters’ Counsel”) pursuant to this Section 5, of any misstatement or omission, to the performance by each of the Company and the Operating Partnership of its obligations hereunder, and to each of the following additional terms and conditions:

(a)            At the Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), (iii) any material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433 and (iv) there shall not have come to any Underwriter’s attention any facts that would cause such Underwriter to believe that (A) the General Disclosure Package, at the Applicable Time, or (B) the Prospectus, at the time it was required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) to purchasers of the Shares, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

(b)            At the Closing Time the Articles Supplementary shall have been filed with and accepted by the SDAT.

(c)            At the Closing Time the Form 8-A Registration Statement shall have been filed with the Commission and the Form 8-A Registration Statement shall be effective.

(d)            At the Closing Time, the Shares shall have been declared eligible for clearance and settlement through DTC.

(e)            At the Closing Time the Company shall have used best efforts to effect the listing of the Shares on the NYSE within 30 days after the Closing Time.

(f)            At the Closing Time the Underwriters shall have received (i) the favorable written opinion and negative assurance letter of Kramer Levin Naftalis & Frankel LLP, counsel for the Company and the Operating Partnership, (ii) the favorable written tax opinion of Kramer Levin Naftalis & Frankel LLP, tax counsel for the Company, (iii) the favorable written opinion of Ballard Spahr LLP, Maryland counsel for the Company, and (iv) the favorable written opinion of Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates, 1940 Act counsel for the Company, each of which shall be dated the Closing Time, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters.

(g)            All proceedings taken in connection with the sale of the Shares as contemplated by this Agreement shall be satisfactory in form and substance to the Underwriters and to Underwriters’ Counsel, and the Underwriters shall have received from Underwriters’ Counsel a favorable opinion and negative assurance letter, dated as of the Closing Time, with respect to the issuance and sale of the Shares, the Registration Statement, the General Disclosure Package and the Prospectus and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to Underwriters’ Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)            At the Closing Time the Underwriters shall have received a certificate of the Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) the conditions set forth in subsection (a) of this Section 5 have been satisfied, (ii) as of the date hereof and as of the Closing Time, the representations and warranties of the Company set forth in Section 1(a) hereof are accurate, in the case of representations and warranties that are qualified as to materiality, and accurate in all material respects, in the case of representations and warranties that are not so qualified, (iii) as of the Closing Time, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(i)            At the Closing Time the Underwriters shall have received a certificate from the Manager to the effect that (i) the conditions set forth in subsection (a) of this Section 5 have been satisfied, (ii) as of the date hereof and as of the Closing Time, the representations and warranties of the Manager set forth in Section 1(c) hereof are accurate, in the case of representations and warranties that are qualified as to materiality, and accurate in all material respects, in the case of representations and warranties that are not so qualified, (iii) as of the Closing Time, the obligations of the Manager to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, the Manager has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, properties, operations, condition (financial or otherwise), or results of operations of the Manager, except in each case as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(j)            At the time that this Agreement is executed and at the Closing Time, the Underwriters shall have received a certificate of the Chief Financial Officer of the Company, that is reasonably satisfactory to the Representatives, given solely in his or her capacity as such officer and not in his or her individual capacity, dated the respective dates of delivery thereof, certifying as to the accuracy of certain financial information contained in the General Disclosure Prospectus and the Prospectus.

(k)            At the time that this Agreement is executed and at the Closing Time, the Underwriters shall have received a comfort letter from Moss Adams LLP, independent registered public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Time, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel.

(l)            The Company shall have complied with the provisions of Section 3(a)(v) hereof with respect to the furnishing of prospectuses.

(m)            The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

(n)            In the event the Underwriters exercise the option to purchase additional Shares described in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company, the Operating Partnership and the Manager contained herein and the statements in any certificates furnished by the Company, the Operating Partnership and the Manager hereunder shall be true and correct as of each Date of Delivery (except those which speak as of a certain date, in which case as of such date), and, at the relevant Date of Delivery, the Underwriters shall have received:

(i)           A certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company, confirming that the certificate delivered at Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

(ii)          (A) The favorable written opinion and negative assurance letter of Kramer Levin Naftalis & Frankel LLP, counsel for the Company and the Operating Partnership, (B) the favorable written tax opinion of Kramer Levin Naftalis & Frankel LLP, tax counsel for the Company, (C) the favorable written opinion of Ballard Spahr LLP, Maryland counsel for the Company, and (D) the favorable written opinion of Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates, 1940 Act counsel for the Company, each of which shall be dated such Date of Delivery, be addressed to the Underwriters, relate to the Option Shares, be in form and substance reasonably satisfactory to the Underwriters and otherwise be substantially to the same effect as the opinions required by Section 5(f) hereof.

(iii)         The favorable opinion of Underwriters’ Counsel, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(iv)         A letter from Moss Adams LLP, independent public accountants for the Company, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(k) hereof.

(v)         (v) A certificate, dated such Date of Delivery, of the Manager, substantially the same in scope and substance as the certificate furnished to the Underwriters pursuant to Section 5(i) hereof.

(vi)         A certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company, substantially the same in scope and substance as the certificate furnished to the Underwriters pursuant to Section 5(j) hereof.

(o)            If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, which notice shall be confirmed in writing by the Representatives as soon as reasonably practicable if so requested by the Company, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 11 shall survive any such termination and remain in full force and effect pursuant to Section 11.

Section 6.      Indemnification.

(a)            Indemnification of the Underwriters by the Company. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any written information provided to the investors by, or with the approval of, the Company or the Operating Partnership in connection with any offering of the Shares, including written information identified on Schedule E hereto or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company or the Operating Partnership;

(iii)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity provision shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).

(b)            Indemnification of Company by the Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, such preliminary prospectus, the Prospectus or such Issuer Free Writing Prospectus (or any amendment or supplement thereto).

(c)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than one local counsel in each applicable jurisdiction), reasonably approved by the indemnifying party (or by the Representatives in the case of Section 6(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 7.          Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Operating Partnership and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Operating Partnership. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Shares set forth opposite their respective names in Schedule A hereto.

Section 8.          Termination.

(a)            Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Manager, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by said exchange or by such system or by order of the Commission, FINRA or any other governmental authority having jurisdiction, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)            Liabilities. If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 11 shall survive such termination and remain in full force and effect.

Section 9.          Default by One or More of the Underwriters.

(a)            If any Underwriter or Underwriters shall default in its or their obligation to purchase the Shares pursuant to this Agreement, and if the Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Representatives pursuant to subsection (b) below) exceed in the aggregate 10% of the number of the Shares, the Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of the Shares set forth opposite their respective names in Schedule A hereto bear to the aggregate number of Shares set forth opposite the names of the non-defaulting Underwriters.

(b)            In the event that such default relates to more than 10% of the Shares, the Representatives may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Shares, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default the Representatives do not arrange for the purchase of the Shares to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to Option Shares, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4, 6 and 7 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c)            In the event that the Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Time or Date of Delivery, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement.

Section 10.        Default by the Company. If the Company shall fail at the Closing Time to sell the number of Shares that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 11 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

Section 11.       Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company, the Operating Partnership and the Manager in this Agreement, including the agreements contained in Section 4, the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, the Operating Partnership or the Manager any of their respective officers, directors, partners or members or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in this Section 11 and Sections 4, 6 and 7 hereof shall survive the termination of this Agreement, including termination pursuant to Section 5 or 9 hereof.

Section 12.        Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Janney Montgomery Scott LLC, 1717 Arch Street, Philadelphia, PA 19103, Attention: General Counsel; BTIG, LLC, 65 East 55th Street, New York, NY 10022, Attention: Debt Capital Markets, Email: BTIG-IBD-DebtCapitalMarkets@btig.com, with copies (which shall not constitute notice) to: BTIG, LLC, 350 Bush Street, 9th Floor, San Francisco, CA 94104, Attention: General Counsel (IBLegal@btig.com) and Chief Compliance Officer, (BTIGcompliance@btig.com); Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, Attention: Equity Capital Markets, with a copy to Piper Sandler General Counsel at 1251 Avenue of the Americas, 6th Floor, New York, NY 10020 and LegalCapMarkets@psc.com; with a copy to Clifford Chance US LLP, Two Manhattan West, 375 9th Avenue, New York, NY 10001-1696, Attention: Andrew Epstein; notices to the Company, the Operating Partnership or the Manager shall be directed as follows: c/o Rithm Property Trust Inc., 799 Broadway, New York, New York 10003, Attention: Rithm Legal Department, with a copy to Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, Attention: Todd Lenson and Jordan Rosenbaum; provided, however, that any notice to the Underwriters pursuant to Section 6 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to you, which address will be supplied to any other party hereto by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

Section 13.       Parties. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriters, the Company and the controlling persons, directors, officers, employees and agents referred to in Section 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

Section 14.       GOVERNING LAW AND TIME. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 15.       WAIVER OF JURY TRIAL. THE COMPANY, THE OPERATING PARTNERSHIP, THE MANAGER AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 16.       Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, the Registration Statement or the Prospectus shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 17.       Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 18.       Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 19.       Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 20.       Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement among the Underwriters and the Company, the Operating Partnership and the Manager in accordance with its terms.

Very truly yours,

RITHM PROPERTY TRUST INC.

By:	/s/ Mary Doyle
Name: Mary Doyle
Title: Principal Financial Officer

GREAT AJAX OPERATING PARTNERSHIP L.P.

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Authorized Signatory

RCM GA MANAGER LLC

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

JANNEY MONTGOMERY SCOTT LLC

By:	/s/ Kipp Fawcett
Name: Kipp Fawcett
Title: Managing Director

BTIG, LLC

By:	/s/ Tosh Chandra
Name: Tosh Chandra
Title: Managing Director

PIPER SANDLER & CO.

By:	/s/ James Furey
Name: James Furey
Title: Managing Director

For themselves and as Representatives of the

several Underwriters named in Schedule A hereto.

Schedule A

Underwriter	Number of Initial Shares
Janney Montgomery Scott LLC	595,489
BTIG, LLC	347,589
Piper Sandler & Co.	472,589
Lucid Capital Markets, LLC	401,333
JonesTrading Institutional Services LLC	130,000
Wedbush Securities Inc.	53,000
Total	2,000,000

Schedule A-1

Schedule B

Schedule of Issuer Free Writing Prospectuses

included in the General Disclosure Package

Final Term Sheet, dated February 26, 2025 included on Schedule C attached hereto.

Schedule B-1

Schedule C

Final Term Sheet

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Relating to Preliminary Prospectus Supplement dated February 25, 2025 to Prospectus dated November 13, 2024

Registration No. 333-281986

AMENDED AND RESTATED

PRICING TERM SHEET

9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 per Share)

February 26, 2025

This amended and restated pricing term sheet supplements Rithm Property Trust Inc.’s preliminary prospectus supplement, dated February 25, 2025 (the “preliminary prospectus supplement”) and the pricing term sheet, dated February 26, 2025 (the “original pricing term sheet”), including the documents incorporated by reference therein, relating to the offering of its 9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, and supersedes the information in the preliminary prospectus supplement and the original pricing term sheet to the extent inconsistent with the information in the preliminary prospectus supplement and the original pricing term sheet. This amended and restated pricing term sheet updates the trade date to February 27, 2025. In all other respects, this pricing term sheet is qualified in its entirety by reference to the preliminary prospectus supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the preliminary prospectus supplement.

Issuer:	Rithm Property Trust Inc., a Maryland corporation

Security:	9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock

Number of Shares:	2,000,000 shares

Public Offering Price:	$25.00 per share; $50,000,000 total

Underwriting Discounts:	$.78125 per share; $1,250,000 total (which excludes shares purchased by affiliates of the Manager as described below)

Maturity Date:	Perpetual (unless redeemed by the Issuer on or after May 15, 2030 or pursuant to its special optional redemption right, or converted by a holder in connection with a change of control described below under “Change of Control”)

Trade Date:	February 27, 2025

Settlement Date:	March 4, 2025 (T + 3)

Liquidation Preference:	$25.00, plus accrued and unpaid dividends

Dividend Rate:	From and including the Settlement Date to, but excluding, May 15, 2030 (the “fixed rate period”), at a fixed rate of 9.875% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $2.46875 per share), and (ii) thereafter (the “floating rate period”) at a floating rate per annuum equal to the Benchmark rate, which is expected to be the Three-Month Term SOFR, plus a spread of 5.56% per annum of the $25.00 liquidation preference per share; provided, however, that if the Benchmark rate is less than zero, the Benchmark rate will be deemed to be zero.

Dividend Payment Dates:

Fixed rate period: Quarterly on or about the February 15, May 15, August 15 and November 15 of each year, beginning on May 15, 2025. The last dividend payment date for the fixed rate period will be May 15, 2030.

Floating rate period: Quarterly on or about the February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2030.

Schedule C-1

Optional Redemption:

The Issuer may not redeem the Series C Preferred Stock prior to May 15, 2030, except in limited circumstances to preserve its status as a real estate investment trust and pursuant to the special optional redemption provision described below under “Special Optional Redemption.”

On and after May 15, 2030, the Issuer may, at its option, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the date of redemption.

Special Optional Redemption:	Upon the occurrence of a Change of Control (as defined below), the Issuer may, at its option, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), the Issuer exercises any of its redemption rights relating to the Series C Preferred Stock (whether the optional redemption right or the special optional redemption right), the holders of Series C Preferred Stock will not have the conversion rights described below.

Change of Control:

A “Change of Control” is when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

•  the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Issuer entitling that person to exercise more than 50% of the total voting power of all stock of the Issuer entitled to vote generally in the election of the Issuer’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•  following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities listed on the New York Stock Exchange (the “NYSE”) or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE or Nasdaq.

Schedule C-2

Conversion Rights:

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Issuer has provided or provides notice of its election to redeem the Series C Preferred Stock) to convert some or all of the Series C Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of the Issuer’s common stock per share of Series C Preferred Stock to be converted equal to the lesser of:

•  the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid dividends up to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

•  15.72327 (i.e., the Share Cap), subject to certain adjustments.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Issuer’s common stock), subdivisions or combinations with respect to the Issuer’s common stock as described in the preliminary prospectus supplement.

Subject to the immediately succeeding sentence, the aggregate number of shares of the Issuer’s common stock (or equivalent Alternative Conversion Consideration (as described in the preliminary prospectus supplement)) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed  31,446,540 shares of the Issuer’s common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to proportionate increase to the extent the underwriters’ over-allotment option to purchase additional shares is exercised, not to exceed  36,163,521 shares of the Issuer’s common stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustments to the Share Cap and is subject to increase in the event that additional shares of Series C Preferred Stock are issued in the future.

If, prior to the Change of Control Conversion Date, the Issuer has provided a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of Series C Preferred Stock will not have any right to convert the series C Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series C Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

The “Change of Control Conversion Date” is the date the Series C Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides the required notice of the occurrence of a Change of Control to the holders of Series C Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of the Issuer’s common stock is solely cash, the amount of cash consideration per share of the Issuer’s common stock or (ii) if the consideration to be received in the Change of Control by holders of the Issuer’s common stock is other than solely cash (x) the average of the closing sale prices per share of the Issuer’s common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Issuer’s common stock is then traded, or (y) the average of the last quoted bid prices for the Issuer’s common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Issuer’s common stock is not then listed for trading on a U.S. securities exchange.

Schedule C-3

CUSIP/ISIN:	38983D 862 / US38983D8627

Joint Book-Running Managers:	Janney Montgomery Scott LLC BTIG, LLC Piper Sandler & Co.

Co-Managers:	Lucid Capital Markets, LLC JonesTrading Institutional Services LLC Wedbush Securities Inc.

Listing:	The Issuer intends to file an application to list the Series C Preferred Stock on the NYSE under the symbol “RPTP”. If the application is approved, trading of the Series C Preferred Stock on the NYSE is expected to begin within 30 days after the Series C Preferred Stock is first issued
Affiliate Purchases	Affiliates of the Manager (as defined in the preliminary prospectus supplement) have committed to purchase an aggregate of 400,000 shares in the offering. The shares purchased by affiliates of the Manager will be at the public offering price and will not be subject to any underwriting discounts or commissions.

This communication is intended for the sole use of the person to whom it is provided by the sender.

The Issuer has filed a registration statement (including a prospectus and a prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the base prospectus and prospectus supplement in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting Janney Montgomery Scott by calling (617) 557-2975; BTIG by calling (212) 593-7555; or Piper Sandler by calling (866) 805-4128.

Schedule C-4

Schedule D

Significant Subsidiaries

RPT Investor Holdings

Great Ajax Operating Partnership LP

AJX Mortgage Trust I

Great Ajax III Depositor LLC

Great Ajax Funding LLC

Great Ajax II Operating Partnership LP

Great Ajax II REIT Inc.

Great Ajax II Depositor LLC

Schedule D-1

Schedule E

Schedule of Written Information

Reference is made to the materials used in the presentation made to potential investors by the Company in connection with the offering of the Shares.

Schedule E-1